EXHIBIT 99

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of The Gillette Company Employees' Savings Plan (the "Plan") on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Charles W. Cramb, Chairman of the Administrative Committee of the Plan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for benefits as of December 31, 2002 and changes in net assets available for benefits under the Plan for the year then ended.

                /s/ Charles W. Cramb
                Charles W. Cramb
                Chairman of the Administrative Committee,
                The Gillette Company Employees' Savings Plan

Date: June 27, 2003

A signed original of this written statement required by Section 906 has been provided to The Gillette Company and will be retained by The Gillette Company and furnished to the Securities and Exchange Commission or its staff upon request.